UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2007, Epicor Software Corporation (the “Company”), with approval by the Compensation Committee of its Board of Directors of Epicor Software Corporation, entered into an amended Management Retention Agreement (the “Amended Agreement”) with its current Chairman and CEO, Mr. L. George Klaus (the “Executive”). The Amended Agreement, which amends and replaces the original May 26, 2006 Management Retention Agreement as described in the Form 8-K filed by the Company on June 2, 2006, sets forth several terms and provisions governing Mr. Klaus’s continued employment as Chairman and CEO of the Company.

Term of Agreement. The term of the Amended Agreement begins on March 1, 2007 and expires on January 15, 2009. The Executive’s employment with the Company remains at-will employment.

Base Salary. During the term of the Amended Agreement, the Company will pay Executive a salary at an annualized rate of $736,403 as compensation for his services (the “Base Salary”).

Annual Incentive. Executive will continue to be eligible to receive annual cash bonus payments under the Company’s cash bonus plan for key employees as in effect during the term of the Amended Agreement as approved by the Board of Directors of the Company.

No Additional Stock Grant. The Amended Agreement does not grant any additional Company stock awards to Executive, but does confirm that pursuant to the terms of the original agreement, Executive was granted a right to purchase two hundred thousand (200,000) shares of restricted Company common stock (the “Restricted Stock Grant”) in 2007 as was previously reported by the Company. The restrictions on the stock shall lift during the term of the Agreement provided and to the extent that the Company achieves specified performance targets and subject to the Executive’s continued service to the Company through 2007.

Severance Benefits.

Upon the occurrence of an Involuntary Termination which does not occur within twelve months following a Change of Control as defined in the Amended Agreement, Executive shall be entitled to the following benefits:

•	twelve (12) months of Executive’s Base Salary as in effect as of the date of the Involuntary Termination, to be paid periodically in accordance with the Company’s normal payroll policies; and

•	100% of the Executive’s target annual bonus as calculated from the Executive’s bonus plan in effect at the time of the Executive’s Involuntary Termination

Upon the occurrence of an Involuntary Termination at any time during the term of this Amended Agreement and which Involuntary Termination occurs within twelve (12) months following a Change of Control, Executive shall be entitled to the following benefits:

•	eighteen (18) months of Executive’s Base Salary as in effect as of the date of the Involuntary Termination, to be paid periodically in accordance with the Company’s normal payroll policies; and

•	150% of the Executive’s target annual bonus as calculated from the Executive’s bonus plan in effect at the time of the Executive’s Involuntary Termination;

Upon the occurrence of either an Involuntary Termination or Retirement as defined in the Amended Agreement, Executive shall also be entitled to the following benefits

•

At the Company’s sole reasonable discretion, either (1) continued participation by the Executive and certain family members in such Company plans; or (2) separate but comparable medical and dental coverage as to what the Covered Persons were receiving on the date of Executive’s termination of Service Such continuing coverage under either item (1) or (2) shall be provided to the Covered Persons at no additional after-tax cost to Executive (or other covered person, as applicable) other than costs Executive would have incurred from year to year, were he an employee, for the remainder of the lifetimes of each covered person (or with respect to dependents of Executive, until the earlier of (a) the death of both Executive and Executive’s spouse covered hereunder; (b) the time such dependents reach eighteen (18) years of age if they do not continue thereafter as full time students; or (c) through the period from 18 years of age up to 25 years of age during which such dependents remain full time students).

•

Company shall transfer to Executive any and all rights title interest and claim that the Company may have in the Executive’s Golf Course membership at Big Canyon Country Club in Newport Beach California, which the Company acquired for Executive as part of his initial Offer Letter dated February 7, 1996 pursuant to which the Executive joined the Company as President and CEO in 1996.

Other Termination.

•

If the Executive's employment with the Company terminates other than as a result of an Involuntary Termination or Retirement as defined in the Amended Agreement at any time prior to December 31, 2007, then the Executive shall not be entitled to receive severance or other benefits pursuant to the Amended Agreement, but may be eligible for those benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

•

If the Executive's employment with the Company terminates other than as a result of an Involuntary Termination or Retirement as defined in the Amended Agreement at any time following December 31, 2007, then the Executive shall only be entitled to receive those health care benefits described above, but may also still be eligible for other benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination

Golden Parachute Excise Tax Gross-Up. Executive shall be entitled to receive (i) a payment from the Company sufficient to pay certain excise taxes, and (ii) an additional payment from the Company sufficient to pay the excise taxes and federal and state income taxes arising from the payments made by the Company to Executive pursuant to this benefit.

Conditions to Receipt of Severance. The receipt of any severance pursuant to the Amended Agreement will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company. Furthermore, Executive has agreed not to knowingly disparage, criticize, or otherwise make any derogatory statements regarding the Company, its directors, or its officers during the term of his employment or while receiving certain benefits pursuant to the Amended Agreement.

This summary of the terms of the Amended Agreement is not intended to be complete and is qualified in its entirety by the Amended Agreement, to be filed subsequently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: March 6, 2007	By:	/s/ John D. Ireland
John D. Ireland
Sr. Vice President; General Counsel